Exhibit 99.(14)(b)

CONSENT OF DECHERT LLP

We consent to the filing of our form of tax opinion as an exhibit to the Registration Statement on Form N-14 of Lazard Active ETF Trust to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP

1095 Avenue of the Americas
New York, NY 10036-6797

May 21, 2025